Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-253663) on Form S-3 and (No. 333-208602) on Form S-8 of our reports dated February 27, 2023, with respect to the consolidated financial statements and Schedule III – Real Estate and Accumulated Depreciation of National Storage Affiliates Trust and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Denver, Colorado
February 27, 2023